                                                                  Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ILX Resorts Incorporated

We hereby consent to the incorporation by reference in this Registration Statement of ILX Resorts Incorporated on Form S-3 of our report, dated March 1, 2005, relating to the consolidated financial statements of ILX Resorts Incorporated and Subsidiaries, which appear in the Annual Report on Form 10-K of ILX Resorts Incorporated as of December 31, 2004 and 2003 and each of the three years in the period ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

March 29, 2006